UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 12, 2007
(April 12, 2007)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

PNM Resources, Inc. (“PNM Resources” or the “Company”) has previously disclosed that in January 2007 PNM Resources and ECJV Holdings LLC (“ECJV”), a wholly owned subsidiary of Cascade Investment, L.L.C. (“Cascade”), created a new unregulated energy company, temporarily named EnergyCo, LLC (“EnergyCo”), which will serve expanding U.S. markets throughout the Southwest, Texas and the West. PNM Resources and ECJV each have a 50% ownership interest in EnergyCo, a limited liability company. PNM Resources intends to capitalize on the growth opportunities in these markets through its participation and ownership of EnergyCo. In particular, it is anticipated that ECJV will commit capital for the acquisition of assets and that Cascade will make significant credit guarantees to increase EnergyCo’s scale in its three anticipated business lines: competitive retail electricity sales; development, operation and ownership of diverse generation assets; and wholesale marketing and trading to optimize its assets. In addition to purchasing energy-related assets, EnergyCo could grow by PNM Resources contributing existing unregulated assets and ECJV, in turn, matching those contributions with cash.

With regard to the potential contribution of existing unregulated assets, PNM Resources reported in its definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2007, that PNM Resources, ECJV and EnergyCo have signed a non-binding letter of intent which provides for PNM Resources to contribute to EnergyCo its ownership of the subsidiaries that hold the Twin Oaks Power Plant at fair market value of approximately $554 million (the “Twin Oaks Contribution Amount”), for ECJV to make a related cash contribution to EnergyCo equal to 50% of the Twin Oaks Contribution Amount and for EnergyCo to make a related cash distribution to PNM Resources equal to 50% of the Twin Oaks Contribution Amount.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this report that relate to future events or the Company's expectations, projections, estimates, intentions, goals, targets and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates and the Company assumes no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Company cautions you not to place undue reliance on these statements. The Company’s business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward looking statements. These factors include the risk that the new limited liability company in which the Company has a 50% interest, and which temporarily is named “EnergyCo”, is unable to identify and implement profitable acquisitions, the potential unavailability of cash from the Company’s subsidiaries due to regulatory, statutory and contractual restrictions, the outcome of any appeals of the Public Utility Commission of Texas order in the stranded cost true-up proceeding, the ability of First Choice Power to attract and retain customers, changes in Electric Reliability Council of Texas protocols, changes in the cost of power acquired by First Choice Power, collections experience, insurance coverage available for claims made in litigation, fluctuations in interest rates, conditions in the financial markets affecting the Company's permanent financing for the Twin Oaks power plant acquisition, weather, water supply, changes in fuel costs, availability of fuel supplies, the effectiveness of risk management and commodity risk transactions, seasonality and other changes in supply and demand in the market for electric power, variability of wholesale power prices and natural gas prices, volatility and liquidity in the wholesale power markets and the natural gas markets, changes in the competitive environment in the electric and natural gas industries, the performance of generating units, including the Palo Verde Nuclear Generating Station, and transmission systems, the market for electrical generating equipment, the ability to secure long-term power sales, the risks associated with completion of the construction of generation, including pollution control equipment at the San Juan Generating Station and the expansion of the Afton Generating Station, transmission, distribution and other projects, including construction delays and unanticipated cost overruns, state and federal regulatory and legislative decisions and actions, the risk that the Company and its subsidiaries may have to commit to substantial capital investments and additional operating costs to comply with new environmental control requirements including possible future requirements to address concerns about global climate change, the outcome of legal proceedings, changes in applicable accounting principles and the performance of state, regional and national economies. For a detailed discussion of the important factors that affect the Company and that could cause actual results to differ from those expressed or implied by the Company's forward-looking statements, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's current and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the Company's current and future Current Reports on Form 8-K, filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: April 12, 2007	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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